SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

     Filed by the registrant [x]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
       [ ] Preliminary proxy statement
       [x] Definitive proxy statement
       [ ] Definitive additional materials
       [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule
           14a-12

                  MIDWEST GRAIN PRODUCTS, INC.
        (Name of Registrant as Specified in Its Charter)

                  Midwest Grain Products, Inc.
           (Name of Person(s) Filing Proxy Statement)

     Payment of filing fee (Check the appropriate box):
       [x] $125 per Exchange Act Rule 0-11(e)(1)(ii), 14a-
           6(i)(1), OR 14a-6(j)(2).
       [ ] $500 per each party to the controversy pursuant to
           Exchange Act Rule 14a-6(i)(3).
       [ ] Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11.
           (1)  Title of each class of securities to which
                transaction applies: N/A
           (2)  Aggregate number of securities to which
                transaction applies: N/A
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A (1)
           (4)  Proposed maximum aggregate value of transaction:
                N/A

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
              (1) Amount previously paid:
              (2) Form, schedule or registration statement no.:
              (3) Filing party:
              (4) Date filed:
__________________
  (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                  NOTICE OF 1994 ANNUAL MEETING OF
                  STOCKHOLDERS AND PROXY STATEMENT
















                    MIDWEST GRAIN PRODUCTS, INC.

                    MIDWEST GRAIN PRODUCTS, INC.
                          1300 Main Street
                       Atchison, Kansas 66002

                         September 12, 1994

                      NOTICE OF ANNUAL MEETING


To the Stockholders:

     The Annual Meeting of Stockholders of Midwest Grain
Products, Inc. will be held at the Presbyterian Community Center, 401 Santa Fe Street, Atchison, Kansas 66002, on Thursday, October
6, 1994, beginning at 10:00 a.m., local time, for the following purposes:

     1. To elect three directors each for a three year-term expiring in 1997; and

     2. To transact such other business as may properly come before the meeting.

     Holders of Common and Preferred Stock of record on the books of the Company at the close of business on August 24, 1994, will be entitled to vote at the meeting or any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL
PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT,
IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY
NEVERTHELESS BE VOTED.


                     By Order of the Board of Directors



                     /S/ Laidacker M. Seaberg
                     -------------------------------------
                     Laidacker M. Seaberg
                     President and Chief Executive Officer

                         PROXY STATEMENT

     This Proxy Statement and the enclosed form of Proxy are being furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Midwest Grain Products, Inc. (the "Company") to be held on October 6, 1994, as set forth in the preceding Notice. It is expected that this Proxy Statement and the enclosed form of Proxy will be mailed to Stockholders commencing September 12, 1994.

                       GENERAL INFORMATION

     The holders of outstanding shares of Common Stock and Preferred Stock of the Company at the close of business on August 24, 1994, are entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of persons entitled to vote a majority of the issued and outstanding stock of each class of stock entitled to vote will constitute a quorum for the transaction of business at the meeting. As of August 24, 1994, there were 9,765,172 shares of Common Stock outstanding and 437 shares of Preferred Stock outstanding.

     Generally, holders of Common and Preferred Stock each vote separately as a class with respect to each matter that the class is authorized to vote on with each share of stock in each class being entitled to one vote. In connection with the election of directors the holders of Common Stock are entitled to vote on the election of Group A directors and the holders of Preferred Stock are entitled to vote on the election of Group B directors. The candidates for office which receive the highest number of votes will be elected. Although no other proposals are scheduled to come before the meeting other than the election of directors, the affirmative vote of the holders of a majority of the voting power represented at the meeting (or such higher voting requirement as may be specified by law or the Company's Articles of Incorporation) is required for approval of other proposals. With respect to abstentions from voting on a proposal or the withholding of votes in the election of directors, the shares are considered present at the meeting for the proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes, the shares are not considered present at the meeting for the particular proposal for which the broker did not vote.

     Any Stockholder giving a Proxy may revoke it at any time prior to its use by executing a later dated Proxy or by filing a written revocation with the Secretary of the Company. A Proxy may also be revoked by appearing at the meeting and voting by written ballot. All shares represented by a Proxy in the enclosed form that is properly executed and received in time for the meeting and not revoked will be voted. If a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is specified, the Proxy will be voted FOR each of the nominees named on the Proxy with respect to the election of directors.

     The principal executive offices of the Company are located at 1300 Main Street, Atchison, Kansas 66002 and the Company's telephone number at that address is (913) 367-1480.

                       ELECTION OF DIRECTORS
Nominees

     Two Group A Directors and one Group B Director are required to be elected at the Annual Meeting. The holders of the Common Stock are entitled to vote for the persons nominated for the Group A position. The holders of Preferred Stock are entitled to vote for persons nominated for the Group B position. Richard J. Bruggen and Michael Braude have been nominated by the Board of Directors for election to the two Group A positions for terms expiring at the Annual Meeting in 1997. The Board had nominated John K. Pfahl for the Group B position. Dr. Pfahl, a former director, passed away on August 8, 1994. Since then the Nominating Committee of the Board of Directors has been searching for candidates for that office, but has not completed its work. It is expected that the Board and the Committee will have a nomination to make at the Annual Meeting. Messrs. Bruggen and Braude are now and have been directors of the Company for more than the past three years. Each of the nominees have consented to serve if elected. If for any reason any of the nominees should not be available or able to serve, the Proxies will exercise discretionary authority to vote for substitutes deemed by them to be in the best interests of the Company.

                         GROUP A NOMINEES
                   (For term expiring in 1997)

RICHARD J. BRUGGEN    Mr. Bruggen, age 68, has been a Group A
director since 1976. He is also a member of the Audit and Nominating Committees. He was Senior Vice President of Atchison Casting Corporation from 1991 until his retirement in July 1992. Previously he was General Manager of Rockwell International plants at Atchison, Kansas and St. Joseph, Missouri.

MICHAEL BRAUDE     Mr. Braude, age 58, has been a Group B
director since 1991. He is also a member of the Audit and Human Resources Committees. He has been the President and Chief Executive Officer of the Kansas City Board of Trade, a commodity futures exchange, since 1984. Previously, he was Executive Vice President and a Director of American Bank & Trust Company of Kansas City. Mr. Braude is a director of Country Club Bank, Kansas City, Missouri and National Futures Association, a member and immediate Past Chairman of the National Grain Trade Council and a trustee of the University of Missouri- Kansas City and of Midwest Research Institute.

                               OTHER
                         GROUP A DIRECTORS

TOM MACLEOD, JR.     Mr. MacLeod, age 46, has been a director
since 1986. His present term expires in 1995. He is a member of the Audit and Human Resources Committees. He has been the President and Chief Operating Officer of the Iams Company since 1989, a Dayton, Ohio manufacturer of premium pet foods. Previously, he was the President and Chief Executive Officer of Kitchens of Sara Lee, a division of Sara Lee Corporation, a food products company.

ELEANOR B. SCHWARTZ, D.B.A.     Dr. Schwartz, age 57, has been a
director since June 3, 1993. Her present term expires in 1996. She is also a member of the Audit and Human Resources Committees. She has been the Chancellor of the University of Missouri-Kansas City since May 1992, was the Interim Chancellor from September 1991 to May 1992, and was previously the Vice Chancellor for Academic Affairs. She is a Trustee of Midwest Research Institute and a director of Country Club Bank and ANUHCO, Inc.

                      OTHER GROUP B DIRECTORS

CLOUD L. CRAY, JR.     Mr. Cray, age 71, has been a director
since 1957, and has served as Chairman of the Board since 1980. His present term expires in 1995. He served as Chief Executive Officer from 1980 to September, 1988, and has been an officer of the Company and its affiliates for more than 30 years.

ROBERT J. REINTJES     Mr. Reintjes, age 62, has been a director
since 1986 and is a member of the Audit and Nominating Committees. His present term expires in 1995. He has served as president of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri, for the past 23 years. Geo. P. Reintjes Co., Inc. is engaged in the business of refractory construction.

RANDY M. SCHRICK     Mr. Schrick, age 44, has been a Group B
director since 1987. His present term expires in 1996. He joined the Company in 1973 and has been Vice President of Operations since July, 1992. From 1984 to July 1992 he was Vice President and General Manager of the Pekin plant. From 1982 to 1984 he was the Plant Manager of the Pekin Plant. Prior to 1982, he was Production Manager at the Atchison plant.

LAIDACKER M. SEABERG     Mr. Seaberg, age 48, has been a Group B
director since 1979. His present term expires in 1996. He joined the Company in 1969 and has served as the President of the Company since 1980 and as Chief Executive Officer since
September, 1988.  He is the son-in-law of Mr. Cray, Jr.

Certain information concerning the Board and its Committees

     The Board has three standing committees: Audit, Nominating and Human Resources. Non-employee directors are paid $2,500 quarterly, $625 for attendance at each meeting of the Board, and $312.50 for attendance at each meeting of a committee of the Board. Employee directors receive a fee of $437.50 for attendance at each meeting of the Board of Directors.

During the fiscal year ended June 30, 1994, the Board met 4 times and the various Committees met as follows: Nominating once, Audit three times, and Human Resources four times. The attendance at Committee and Board meetings was 98.6%.

     The Audit Committee recommends to the Board of Directors an independent accountant to audit the books and records of the Company and its subsidiaries for the year. It also reviews, to the extent it deems appropriate, the Company's Employee Conduct Policy, litigation and pending claims, the scope, plan and findings of the independent accountants' annual audit and internal audits, recommendations of the auditor, the adequacy of internal accounting controls and audit procedures, the Company's audited financial statements, non-audit services performed by the independent auditor, and fees paid to the independent auditor for audit and non-audit services.

     The Human Resources Committee recommends to the Board of Directors the compensation of all officers and employees who earn $60,000 per year or higher. The Committee approves a bonus system for various key employees, and reviews the scope and type of compensation plans for management personnel. The Committee also administers the Company's Executive Stock Bonus Plan and also serves as an executive search committee.

     The Nominating Committee recommends to the Board of Directors the qualifications for new Director nominees, candidates for nomination, the structure of Board committees, procedures for the review of director performance, and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they may be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidates' background and experience.

                           OTHER MATTERS

     At this time the Company has no knowledge of any matters to come before the meeting for action by the stockholders other than the election of directors. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in their best judgment.

                     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning compensation for each of the years ending June 30, 1992, 1993 and 1994 awarded to, earned by, or paid to the five most highly compensated executive officers of the Company for services rendered in each of those years:

                   SUMMARY COMPENSATION TABLE
   Name and
   Principal                                        All Other
   Position         Year    Salary    Bonus(1)   Compensation(2)
   --------         ----    ------    --------   ---------------

Laidacker M. Seaberg
 President and
 Chief Executive    1994   $253,000   $135,572       $40,055
 Officer            1993    229,996     51,070        33,719
                    1992    208,992    105,075        33,290
Cloud L. Cray, Jr.
 Chairman of the    1994    133,200     29,098        21,175
 Board              1993    128,100     14,520        18,631
                    1992    135,576     34,185        22,113
Randy M. Schrick
 Vice President of  1994    118,000     65,930        18,817
 Operations         1993    102,998     34,475        14,771
                    1992     93,645     66,717        15,771
Robert G. Booe
 Vice President-    1994    116,000     70,493        19,235
 Administration,    1993    108,000     24,742        15,556
 Controller and     1992     98,112     51,738        15,909
 Chief Financial
 Officer

Sukh Bassi, Ph.D.
 Vice President-    1994    105,000     62,171        16,953
 Wheat Gluten       1993     99,998     28,335        14,239
 Marketing and      1992     89,592     48,152        14,348
 Research and
 Development
- - ---------------
(1) Includes amounts contributed by the Company to the Company's Executive Stock Bonus Plan for the account of the executive as well as cash bonuses.

(2) Consists of the amount of the Company's contributions to the Company's Employee Stock Ownership Plans allocated to the accounts of each executive officer for the years indicated.

Performance of the Company's Common Stock


     The following performance graph compares the performance of the Company's Common Stock during the period beginning June 30, 1989, and ending June 30, 1994, to the Center for Research in Security Prices of the University of Chicago School of Business ("CRSP") index for the NASDAQ Stock Market (the "NASDAQ COMPOSITE" index consisting of US companies) and a peer group CRSP index consisting of 118 NASDAQ stocks of US processors of food and kindred products having SIC codes between 2000 - 2099 (the "NASDAQ Food" index) for the same period. The graph assumes a $100 investment in the Company's Common Stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period.




                    VALUE OF $100 INVESTMENTS
        ASSUMING REINVESTMENT OF DIVIDENDS AT JUNE 30, 1989
                  AND AT EACH SUBSEQUENT JUNE 30




[Performance graph appears at this point reflecting the trends shown in the table below. The Y axis of the graph reflects Dollar value of investment at the end of each year ending June 30, and the X axis of the graph reflects the ends of the years indicated]




                    1989   1990   1991   1992   1993   1994
                    ----   ----   ----   ----   ----   ----
   MWGP             $100   $ 76   $114   $142   $158   $225
   NASDAQ FOOD       100    131    145    140    153    152
   NASDAQ COMPOSITE  100    108    114    137    172    173

Report of the Human Resources Committee

     Human Resources Committee Interlocks and Insider
     Participation.

     Executive compensation is based primarily upon recommendations made to the Board of Directors by the Company's Human Resources Committee (the "Committee"). The Committee consisted of Robert J. Reintjes (Chairman), Tom MacLeod, John K. Pfahl (deceased) and Eleanor B. Schwartz during the year ended June 30, 1994, and of Messrs. Reintjes, MacLeod, and Pfahl during the year ended June 30, 1993. The present Committee consists of Michael Braude (Chairman), Mr. MacLeod and Ms. Schwartz. All of the members of the Committee are non-employee directors of the Company. The Committee recommends to the Board of Directors compensation and compensation plans for officers who are paid in excess of $60,000 per annum. The recommendations are acted upon by the full board which includes Messrs. Cray, Jr., Seaberg and Schrick, who are three of the five highest paid officers of the Company.

     This report is provided by the Committee to assist stockholders in understanding the Committee's philosophy in establishing the compensation of the Chief Executive Officer and all other Executive Officers of the Company for the year ended
June 30, 1994 ("the Year").

     Compensation Philosophy.

     Historically, executive compensation has been designed to link rewards with business results and stockholder returns consistent with (a) the executive's level of responsibility, (b) compensation paid to the executive in the prior year, (c) the Company's performance for the Year and the prior year, (d) the executive's individual performance for the Year and the prior year, (e) salary levels for executives in comparable positions in comparable enterprises, (f) inflation and (g) a variety of other factors. The components of Executive Compensation which reflect this philosophy consist of (a) annual base salary, (b) annual cash bonuses, (c) annual stock bonuses and (d) equity based retirement compensation which is reflected in the Company's Employee Stock Ownership Plan. In formulating its compensation recommendations the Committee considers information and recommendations provided by management and by Hay Management Consultants, a nationally known and recognized firm of management consultants.

     Base Salary.

     Consistent with past practice, base salaries of all executives were established prior to the beginning of the Year based on the various factors described in the preceding paragraph. In addition, the Committee considered competitive pay and performance information provided by an outside consultant in arriving at base salaries as well as total compensation as a whole. Base salaries of all executive officers have generally been increased over the past three years to bring those more in line with base compensation paid by comparable organizations for comparable positions.

     Annual Cash Bonuses.

     Annual cash bonuses are paid primarily pursuant to a Cash Bonus Plan that has been utilized for the past several years. Under the plan each executive, along with all other nonunion personnel, become entitled to cash bonuses, payable semiannually, up to an amount equal to a percentage of each employee's base salary. During 1994, the amount of the percentage for all employees and executives was based upon the Company's realization of certain objective corporate, marketing and operating performance goals determined at the beginning of the Year. The Committee revised these targets during the year due to last summer's midwestern floods which had a significant unexpected adverse effect on first and second quarter results. Although the targets were lowered, the performance for the year exceeded the goals initially set before the adjustments. As a consequence, all of the five highest paid Executive Officers received the maximum bonuses payable under the plan. This form of bonus primarily rewards team rather than individual performance.

     The Committee has also authorized a $50,000 bonus pool that may be paid at the discretion of the Chief Executive Officer to reward superior performance during the Year by any employee of the Company other than the CEO.

     Executive Stock Bonus Plan.

     Historically, the Company has made shares of the Company's Common Stock available to key executive and managerial employees on favorable terms in order to encourage stock ownership at those management levels. The Company's Executive Stock Bonus Plan has been the vehicle designed to achieve this objective since 1989. Under the plan key executives and managerial employees are selected at the end of the year by the Committee to receive stock bonuses based primarily upon recommendations received by the Committee from Company management after an assessment of each participant's individual performance for the Year and based upon the amount of stock previously acquired by the participant from the Company under such plans in prior years. In addition, the Chief Executive Officer and certain senior executives are selected at the beginning of the Year to participate in a "Senior" level of the stock bonus plan. The aggregate cash amounts contributed for stock purchases under the Senior Executive Stock Bonus Plan for the Year was 6% of the Company's pretax profits in excess of a specified target. Under the Plan, the aggregate amount contributed by the Company for all purchase of stock bonuses under both the "Executive" and "Senior" levels of the Plan may not exceed 5% of the Company's consolidated pretax income for the year. For 1994 the Company contributed an aggregate of $499,477 for stock bonuses provided to 72 key employees under the Plan.

     Employee Stock Ownership Plan.

     The final component of executive compensation consists of participation in the Company's employee stock ownership plans, which are available to all union and nonunion employees. Amounts contributed by the Company are invested in shares of the Company's Common Stock. Shares purchased are allocated to participant accounts in proportion to the participant's eligible compensation (as defined). Generally, accounts are distributed to participants who have completed at least ten years of service upon death, permanent disability or retirement. The amount of the Company's contribution to the nonunion ESOP's is determined by the Board each year based upon the recommendation of the Committee. The Committee bases its recommendation primarily upon Company performance for the Year.

     Compensation of the Chief Executive Officer for 1994.

     All of the components of the 1994 compensation of the Chief Executive Officer were determined in accordance with the criteria described above. Mr. Seaberg's base compensation has been increased at the beginning of each of the last three fiscal years by approximately 10% per annum due to outstanding performance and to bring the base salary more in line with base compensation paid to chief executive officers of comparable organizations.

     This report is being made over the names of Robert J.
Reintjes, Tom MacLeod and Eleanor B. Schwartz, who were the members of the Committee which passed on Executive Compensation for the Year.

                        PRINCIPAL STOCKHOLDERS


     The following table sets forth as of July 1, 1994, the number of shares beneficially owned and the percentage of ownership of the Company's Preferred Stock and Common Stock by
(i) each person who is known by the Company to own beneficially more than 5% of either class of the Company's capital stock outstanding, (ii) each director of the Company, and (iii) all directors and officers of the Company as a group.

                                 Shares Beneficially Owned (a)
  Stockholder                  Common Stock      Preferred Stock
  -----------                  ------------      ---------------
                                 No. of             No. of
                                 Shares      %      Shares   %
                                 ------     --      ------  --
Richard J. Bruggen                 7,219     .07
Michael Braude                     1,421     .01
Robert G. Booe (b)(c)          1,187,401   12.16
Brian Cahill (b)               1,124,122   11.51
Cloud L. Cray, Jr. (b)(d)(e)   3,533,149   36.51      333  76.2
Richard B. Cray (d)(f)           374,974    3.84      334  76.4
Tom MacLeod                        1,479     .01
Robert J. Reintjes (g)            14,819     .15
Randy M. Schrick (b)(h)        1,143,719   11.71
Laidacker M. Seaberg (b)(d)(i) 1,863,045   19.08      383  87.6
Eleanor B. Schwartz                  207     .01
Cray Family Trust (d)            132,665    1.36      333  76.2
Trustees of the
 Company's ESOPs               1,113,446   11.40
All Officers and Directors
  as a Group of 18(j)          4,492,381   46.00      384  87.9
- - ---------------------
(a) For the purposes of the table, a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or to dispose of them. Except as otherwise indicated in the table or the footnotes below, each person had sole voting and investment power over the shares listed in the beneficial ownership table and all stockholders shown in the table as having beneficial ownership of 5% or more of either of the classes of stock had business addresses at 1300 Main Street, Atchison, Kansas 66002, as of June 30, 1994. Stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(b) The Company's Employee Stock Ownership Plans (ESOPs) hold for the benefit of participants 1,113,446 shares of Common Stock, all of which are attributed in the table to each of the five trustees, who are the same for each Plan. The trustees are obligated to vote the shares which are allocated to participants (1,110,446 shares at July 1, 1994) in accordance with instructions given by such participants. Unallocated shares are voted by the trustees. The trustees, and the number of shares allocated to their accounts are as follows: Mr. Cray, Jr. (134,084 shares); Mr. Seaberg (63,910 shares); Mr. Booe (36,737 shares); Mr. Cahill (7,167 shares); and Mr. Schrick (17,748 shares). A total of 127,344 shares are allocated to the accounts of all other officers and directors.

(c)     Includes 45,000 shares held by Mr. Booe's wife.

(d) The Cray Family Trust holds 333 shares of Preferred Stock and 132,665 shares of Common Stock, all of which are attributed in the table to the trustees, who share the power to vote and dispose of such shares. The trustees are Mr. Cray, Jr., Mr. Seaberg and Mr. Richard B. Cray.

(e) Includes 109,244 shares of Common Stock held by the Cray Medical Research Foundation with respect to which Mr. Cray, Jr. is a director and 570,765 shares of Common Stock held by other family trusts with respect to which Mr. Cray, Jr. or his spouse is a trustee, and 60,000 shares held by the Cloud L. Cray Foundation.

(f) Includes 333 shares of Preferred Stock and 132,665 shares of Common Stock held by the Cray Family Trust and 60,000 shares of Common Stock held by a foundation with respect to which Mr.
Richard B. Cray is a Trustee.

(g)     All but 1,479 of the shares are held by members of Mr.
Reintjes' family.

(h) Includes 12,739 shares held by members of Mr. Schrick's family.

(i) Includes 204,227 shares held by Mr. Seaberg's wife and other family trusts with respect to which Mr. Seaberg or his wife is a trustee or a custodian.

(j) Includes shares discussed under notes (a) through (j) as well as shares held by members of the families of officers not listed in the table.

                   INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Baird, Kurtz & Dobson as independent certified public accountants to audit the books, records and accounts of the Company for 1994. The selection was made upon the recommendation of the Audit Committee, which consists of Mr. MacLeod, Chairman, and Messrs. Braude, Bruggen, and Reintjes and Ms.Schwartz. Baird, Kurtz & Dobson has audited the Company's books annually since 1958.

     Representatives of Baird, Kurtz & Dobson will be present at the stockholders meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

                       PROXY SOLICITATIONS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

     Stockholders who intend to present proposals for inclusion in the Company's Proxy Statement for the next Annual Meeting of Stockholders on October 6, 1995, must forward them to the Company at 1300 Main Street, Box 130, Atchison, Kansas 66002, Attention:
Robert G. Booe, Chief Financial Officer, so that they are received on or before May 1, 1994.



                               By Order of the Board of Directors



                               /s/ Laidacker M. Seaberg
                               Laidacker M. Seaberg
                               President and
                               Chief Executive Officer

September 12, 1994

                     APPENDIX TO PROXY STATEMENT
                  LISTING GRAPHIC AND IMAGE MATERIAL
                     CONTAINED IN PROXY STATEMENT


     1. The Company's logo appears on the Cover of the Notice of 1994 Annual Meeting of Stockholders and Proxy Statement.

     2. The performance graph required by Item 402(l) of Regulation S-K is described under the caption "Performance of the Company's Common Stock." A copy will be furnished supplementally to the Company's Branch Chief in the Division of Corporation Finance.

     MIDWEST GRAIN PRODUCTS, INC                   PROXY
     1300 Main street, Atchison, Kansas 66002      COMMON STOCK

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

     The undersigned appoints Cloud L. Cray, Jr., Laidacker M. Seaberg and Robert G. Booe, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc., held by the undersigned at the Annual Meeting of stockholders to be held on October 6, 1994, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 1994, and its Proxy Statement.

     This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person.

                                    ____________________________
                                     Stockholder's Signature

                                    ____________________________
                                     Stockholder's Signature
                                    Dated_______________________

   Please sign exactly as your name(s) appear above. Joint owners should each sign. Executors, trustees, custodians, etc., should indicate the capacity in which they are signing.

    PLEASE RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING
ENVELOPE.

                     (Continued from other side)

The Board of Directors Recommends a vote FOR the following proposals:

1. Election of two Group A Directors. The Board of Directors has nominated Michael Braude and Richard J. Bruggen.

 [ ]  FOR all Nominees.       [ ] AUTHORITY WITHHELD from all
                                  Nominees.

 [ ]  FOR all Nominees, except vote withheld from the following
      Nominee:_______________________________.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY
               IS RETURNED, THE SHARES WILL BE
          VOTED "FOR" ALL NOMINEES UNDER PROPOSAL 1.

      BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.








































                                              September 12, 1994

TO: The Holders of Midwest Grain Products, Inc.
    Preferred Stock

     I am enclosing a proxy card, proxy statement and the Company's Annual Report for 1994. As indicated in the Proxy Statement, the Board had nominated Dr. Pfahl to serve as the Class B director. Due to his recent death, the nominating committee has not had the opportunity to complete its work. Accordingly, the proxy card does not specify a Group B nominee.

     The Nominating Committee expects to have a nominee in time for the meeting on October 6, 1994. Accordingly, you may wish to attend the meeting.

     Thank you.


                                    Very truly yours,



                                    /s/ Laidacker M. Seaberg
                                    Laidacker M. Seaberg
                                    President and
                                    Chief Executive Officer

MIDWEST GRAIN PRODUCTS, INC                          PROXY
1300 Main street, Atchison, Kansas 66002       PREFERRED STOCK

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

     The undersigned appoints Cloud L. Cray, Jr., Laidacker M. Seaberg and Robert G. Booe, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of Preferred Stock of Midwest Grain Products, Inc., held by the undersigned at the Annual Meeting of stockholders to be held on October 6, 1994, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 1994, and its Proxy Statement.

     This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person.

                                   _____________________________
                                   Stockholder's Signature

                                   _____________________________
                                   Stockholder's Signature
                                   Dated________________________

     Please sign exactly as your name(s) appear above. Joint owners should each sign. Executors, trustees, custodians, etc., should indicate the capacity in which they are signing.

    PLEASE RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING
ENVELOPE.

                     (Continued from other side)

The Proxies are hereby given the following authority:

1. Election of the following nominee as a Group B Director for a term to expire in 1997:

         [ ] FOR the following Nominee:________________________

         [ ] AUTHORITY WITHHELD from all Nominees.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS
      RETURNED, AUTHORITY WILL BE WITHHELD FROM ALL NOMINEES.

      BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.













































                                      September 12, 1994

TO: Participants in the
    Employee Stock Ownership Plan

     Provisions of the Employee Stock Ownership Plan (the "Plan") entitle participants to instruct the Trustees of the Plan as to the voting of Midwest Grain Products, Inc. Common Stock allocated to the accounts of participants. Accordingly, please find enclosed a form of instruction card that will permit you to direct the Trustees as to the voting of Common Stock allocated to your accounts in the Plan with respect to proposals to be acted upon at the Annual Meeting of Stockholders of the Company to be held on October 6, 1994.

     We are also enclosing a copy of the Company's Annual Report for 1994 and its Proxy Statement, unless you are being mailed one as a record holder of Common Stock.

     Please promptly complete and sign the instruction card and return it in the enclosed envelope.

     Thank you.


                                    Very truly yours,



                                    /s/ Laidacker M. Seaberg
                                    Laidacker M. Seaberg
                                    President and
                                    Chief Executive Officer

   MIDWEST GRAIN PRODUCTS, INC. EMPLOYEE STOCK OWNERSHIP PLAN
               C/O Midwest Grain Products, Inc.
          1300 Main Street, Atchison, Kansas 66002

INSTRUCTIONS FOR THE VOTING OF MIDWEST GRAIN PRODUCTS, INC.
COMMON STOCK

     The undersigned hereby instructs Cloud L. Cray, Jr., Laidacker M. Seaberg, Robert G. Booe, Brian Cahill and Randy Schrick, as Trustees of the Employee Stock Ownership Plan indicated below (the "ESOP"), or any of them, to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc., held by the ESOP and allocated to the account of the undersigned at the Annual Meeting of stockholders to be held on October 6, 1994, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 1994 and its Proxy Statement.

         Name of ESOP:_____________________________

                                    ____________________________
                                    Accountholder's Signature
          Accountholder             Dated:______________________
          Number of Shares Allocated to Account:________________


  PLEASE RETURN THIS INSTRUCTION CARD PROMPTLY IN THE
                 ACCOMPANYING ENVELOPE.

                    (Continued from other side)

The Board of Directors of Midwest Grain Products, Inc. Recommends a vote FOR the following proposals:

1. Election of two Group A Directors. The Board of Directors has nominated Michael Braude and Richard J. Bruggen.

   [ ] FOR all Nominees        [ ] AUTHORITY WITHHELD from all
                                   Nominees.

   [ ] FOR all Nominees, except vote withheld from the following
       Nominee:_____________________________.

2. In its discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

          IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED
INSTRUCTION CARD IS RETURNED, THE SHARES WILL BE VOTED "FOR" ALL
                     NOMINEES UNDER PROPOSAL 1.

       BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.









































                                          September 12, 1994

TO: Participants in the Midwest Grain Products, Inc.
    Employee Stock Purchase Plan

     Provisions of the Midwest Grain Products, Inc. Employee Stock Purchase Plan (the "Plan") entitle participants to instruct the Trustee of the Plan as to the voting of Midwest Grain Products, Inc. Common Stock allocated to the accounts of participants. Accordingly, please find enclosed a form of instruction card that will permit you to direct the Trustee as to the voting of Common Stock allocated to your accounts in the Plan with respect to proposals to be acted upon at the Annual Meeting of Stockholders of the Company to be held on October 6, 1994.

     We are also enclosing a copy of the Company's Annual Report for 1994 and its Proxy Statement, unless you are being mailed one as a record holder of Common Stock.

     Please promptly complete and sign the instruction card and return it in the enclosed envelope.

     Thank you.


                                    Very truly yours,



                                    /s/ Laidacker M. Seaberg
                                    Laidacker M. Seaberg
                                    President and
                                    Chief Executive Officer

    MIDWEST GRAIN PRODUCTS, INC. EMPLOYEE STOCK PURCHASE PLAN
                C/O Midwest Grain Products, Inc.
           1300 Main Street, Atchison, Kansas 66002

INSTRUCTIONS FOR THE VOTING OF MIDWEST GRAIN PRODUCTS, INC.
COMMON STOCK

     The undersigned hereby instructs United Missouri Bank of Kansas City, N.A. as Trustee of the Midwest Grain Products, Inc. Employee Stock Purchase Plan (the "ESPP"), or any of them, to vote, in the manner specified on the reverse hereof, all of the shares of Common Stock of Midwest Grain Products, Inc., held by the ESPP and allocated to the account of the undersigned at the Annual Meeting of stockholders to be held on October 6, 1994, or at any adjournment thereof.

     The undersigned has received the Company's Annual Report for 1994 and its Proxy Statement.

                                ________________________________
                                Accountholder's Signature

         Accountholder          Dated:__________________________
         Number of Shares Allocated to Account:_________________


 PLEASE RETURN THIS INSTRUCTION CARD PROMPTLY IN THE ACCOMPANYING
ENVELOPE.

                 (Continued from other side)

The Board of Directors of Midwest Grain Products, Inc. Recommends a vote FOR the following proposals:

1. Election of two Group A Directors. The Board of Directors has nominated Michael Braude and Richard J. Bruggen.

   [ ] FOR all Nominees        [ ]  AUTHORITY WITHHELD from all
                                    Nominees.

   [ ] FOR all Nominees, except vote withheld from the following
     Nominee:_______________________________.
2. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

 IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD
    IS RETURNED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES
                        UNDER PROPOSAL 1.

       BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD.